UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  March 29, 2010

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150
Omaha, Nebraska  68137
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2010, the Company filed an amendment to its Amended and Restated Articles of Incorporation, as amended, which makes the Minnesota Control Share Acquisition Act, codified at Minnesota Statutes, Section 302A.671, inapplicable to the Company. The amendment was approved at the March 29, 2010 special shareholder meeting, the preliminary voting results of which are reported in Item 5.07 below. Also filed with this report as Exhibit 3.1 are the Articles of Amendment filed with the Minnesota Secretary of State.

Item 5.07	Submission to a Vote of Security Holders.

The amendment to the Amended and Restated Articles of Incorporation described in Item 5.03 above was approved by shareholders at a special meeting of the shareholders held on March 29, 2010.  The amendment was approved as required under the Minnesota Business Corporation Act. The preliminary voting results from the special meeting are as follows:

FOR:                                11,364,621 shares
AGAINST:                       2,082,146 shares
ABSTAIN:                              2,205 shares

Of the shares voted at the special meeting, 10,000,000 such shares were Series A Convertible Preferred Stock.  Final voting results are expected to be received (and will be reported) shortly, but are not expected to change materially from the voting results set forth above, and are not expected to alter the outcome of the shareholder vote.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment (filed with the Minnesota Secretary of State on March 30, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.:
(Registrant)

Date: April 2, 2010	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment (filed with the Minnesota Secretary of State on March 30, 2010).

2